                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE AT OF 1934

Date of  Report (Date of earliest event reported):   July 1,  2000

                          Registrant, State of
                          Incorporation,                  I.R.S. Employer
Commission File Number    Address and Telephone Number    Identification Number
----------------------    ----------------------------    ---------------------
       1-1405             Delmarva Power & Light Company        51-0084283
                          (a Delaware and Virginia
                          Corporation)

       1-3559             Atlantic City Electric Company        21-0398280
                          (a New Jersey Corporation)

                          800 King Street
                          P. O. Box 231
                          Wilmington, Delaware 19899
                          Telephone: (302) 429-3114

Item 5.  Other Events


         On July 1, 2000, after receipt of regulatory approvals, certain electric generating assets of Delmarva Power & Light Company, a Delaware and Virginia corporation and an operating public utility company ("DPL"), and of Atlantic City Electric Company, a New Jersey corporation and an operating public utility company ("ACE"), were transferred to other Conectiv affiliates. After the sale of certain other generating assets, the principal remaining business of DPL and ACE will be the provision of regulated electric transmission and distribution services and, in the case of DPL, regulated gas distribution services. The businesses of DPL and ACE will also include supplying electricity to customers who do not choose an alternative electricity supplier. After the sale of certain other generating assets, power purchased by DPL and ACE will be the source of the electricity supplied to these customers.

         Approximately 1,364 megawatts of DPL net generating capacity and 502 megawatts of ACE net generating capacity were transferred to subsidiaries at net book value in exchange for common stock, followed by the declaration of a capital dividend of the subsidiaries' common stock to Conectiv by DPL and ACE. Conectiv has since contributed such common stock to a new Conectiv subsidiary holding company named Conectiv Energy Holding Company ("CEH"). CEH and its subsidiaries will be engaged in non-regulated electricity production and sales, energy trading and marketing.

                                    SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            Delmarva Power & Light Company
                                            Atlantic City Electric Company



                                            By:       Philip S. Reese
                                               ----------------------------
                                                      Philip S. Reese
                                               Vice President and Treasurer



Date:   July 7, 2000